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                                   EXHIBIT 1

                                   AGREEMENT

         The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D dated June 29, 1998, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.

Date:  June 29, 1998              ENERGY CAPITAL INVESTMENT COMPANY PLC



                                  By:  /s/   Gary R. Petersen
                                       ----------------------------------------
                                       Gary R. Petersen
                                       Director



Date:  June 29, 1998              ENCAP EQUITY 1994 LIMITED PARTNERSHIP



                                  /s/ Gary R. Petersen
                                  ---------------------------------------------
                                       Gary R. Petersen
                                       Managing Director


Date:  June 29, 1998              ENCAP INVESTMENTS L.C.


                                  /s/ Gary R. Petersen
                                  ---------------------------------------------
                                       Gary R. Petersen
                                       Managing Director